UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2005

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2005, Insight Enterprises, Inc. entered into a new employment agreement with Timothy A. Crown. This agreement supersedes the prior employment agreement with Mr. Crown, is effective as of November 15, 2004, and is for a term ending December 31, 2005. Pursuant to this agreement, the company has paid Mr. Crown at his former salary at the rate of $695,000 per year through February 2005 and for March through December of 2005 will pay Mr. Crown a salary at the rate of $500,000 per year. Mr. Crown will not be eligible for incentive compensation for 2005.

Item 1.02. Termination of a Material Definitive Agreement.

On March 4, 2005, Insight Enterprises, Inc. entered into an addendum to its prior employment agreement with Timothy A. Crown. Pursuant to the addendum, Mr. Crown voluntarily terminated his employment with the company. In the addendum, the parties have agreed that compensation to Mr. Crown from and after March 1, 2005 will be solely for his service as Chairman and that the restrictive covenants in Mr. Crown’s employment agreement will run from November 15, 2004, the date Richard A. Fennessy joined the company as its Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

March 10, 2005	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer